Exhibit 10(jj)

                                 AMENDMENT

          THIS AMENDMENT to the Employment Agreement dated June 1, 1995, by and between Circus Circus Enterprises, Inc., a Nevada corporation (the "Company") and Kurt D. Sullivan ("SULLIVAN") is made and entered into this 14th day of July 1997.


                           W I T N E S S E T H:

          WHEREAS, SULLIVAN and the Company deem it to be in their respective best interests to enter into an amendment to the agreement between the parties providing for the Company's employment of SULLIVAN pursuant to the terms herein stated;

          NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

     1. (a) Effective on the date hereof, SULLIVAN shall resign as an officer of the Company but shall remain an employee of the Company, available at the reasonable request of the Chief Operating Officer of the Company for such advice and counsel as the Chief Operating Officer shall seek for a period of 14 months, ending September 14, 1998 (the "Continuation Period").

          (b) During the Continuation Period and provided that SULLIVAN is in compliance with Paragraph 6 of the Employment Agreement, SULLIVAN shall receive such payments and benefits as provided for in Paragraph 5(a) of the June 1, 1995 Employment Agreement and shall continue to hold all stock options previously granted to SULLIVAN by the Company which will become immediately and fully exercisable on September 14, 1998 or such earlier date of termination by SULLIVAN.

          (c) Except as provided in Paragraph 1(b), prior to and on SULLIVAN's termination of employment, SULLIVAN's rights in respect to all such options, including the timing and method of exercise, shall be governed by the terms of the plans and certificates pursuant to which such options were granted.

     2. (a) In consideration of the Company's execution of this Amendment, SULLIVAN hereby releases and forever discharges the Company, all companies affiliated with the Company, including their shareholders, agents, successors and assigns, from any and all claims of any and every kind, known or unknown, including but not limited to, any and all claims arising out of alleged violations of any express or implied contracts, any covenant of good faith and fair dealing, any tort, or any federal, state, or municipal statute, regulation, or ordinance, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the Nevada Fair Employment Practices Act, which SULLIVAN now has or may have in the future, which arise out of SULLIVAN's employment (including his engagement pursuant to Paragraph 1 or the June 1, 1995 Employment Agreement or otherwise) by the Company and/or termination of that employment.

          (b) SULLIVAN further declares and represents that no promise, inducement, or agreement not herein expressed has been made to him, that the June 1, 1995 Employment Agreement, as amended, contains the entire agreement between the parties hereto; that the terms of this Amendment are contractual and not a mere recital; and, that the undersigned is not only of legal age, but legally competent to execute this Amendment and accepts full responsibility therefor.

     3. SULLIVAN agrees to execute a General Release in favor of the Company.

     4. Except as provided herein to the contrary, the terms and conditions of the Employment Agreement of June 1, 1995, shall remain in full force and effect and SULLIVAN shall observe and fully comply with each and every provision thereof, including paragraph 6 thereof, dealing with Confidential Information, Non-Solicitation and Non-Competition.

     5.   In the event of any conflict between the June 1, 1995
Employment Agreement and this Amendment, the terms of this Amendment shall control.



SO AGREED:                    CIRCUS CIRCUS ENTERPRISES, INC.


Dated:  July 14, 1997         By: Mike Ensign


Dated:  July 14, 1997         By: Kurt D. Sullivan
                                 KURT D. SULLIVAN, an individual